Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Team, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (No. 33-74382, No. 33-88684, No. 333-119341, No. 333-119344, No. 333-119346, No. 333-30003, No. 333-72329, No. 333-74060, No. 333-72331, No. 333-74070, No. 333-74062, No. 333-29997, No. 333-74068, No. 333-138011, and No. 333-151151) on Form S-8 of Team, Inc. and Subsidiaries of our reports dated July 30, 2008, with respect to the consolidated balance sheets of Team, Inc. and Subsidiaries as of May 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended May 31, 2008, and the effectiveness of internal control over financial reporting as of May 31, 2008, which reports appear in the May 31, 2008 annual report on Form 10-K of Team, Inc. and Subsidiaries.

As discussed in Note 9 to the consolidated financial statements, effective June 1, 2006 the Company changed its method of accounting for share-based payments.

/s/ KPMG LLP

Houston, Texas

July 30, 2008